ELIZABETHTOWN WATER COMPANY               Exhibit 10
           Supplemental Executive Retirement Plan

Article 1

Name

The nonqualified plan set forth herein shall be known as the Elizabethtown Water Company
Supplemental Executive Retirement Plan.

Article 2

Purpose

The Company recognizes that the various Internal Revenue
Service limitations and restrictions imposed on the Company's qualified plans may prevent some key employees from realizing sufficient benefits from these plans. The purpose of the Supplemental Executive Retirement Plan is to acknowledge and reward certain key employees of the Company for their service and loyalty to the Company by providing additional post-retirement income to such key employees in order to facilitate their attaining adequate levels of retirement income.
The plan is intended to constitute a nonqualified deferred retirement plan which, in accordance with ERISA 201(2), 301(a)(3) and 401(a)(1) is "unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees."

Article 3

Definitions

For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. Wherever used, the masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine and the singular shall include the plural and the plural shall include the singular.

3.1 "Actuarial Equivalent" shall mean a benefit of equal value to any other benefit at Normal Retirement Date based on the factors cited in the Employees' Retirement Plan of Elizabethtown Water Company.

3.2 "Beneficiary" shall mean the person or persons designated in accordance with the election filed with the Committee. If no election has been filed with the Committee, Beneficiary shall mean the person or persons designated in accordance with the election filed with the Plan Administrator of the Employees' Retirement Plan of
Elizabethtown Water Company to receive any benefits under the Employees' Retirement Plan of Elizabethtown Water
Company in the event of a Participant's death.

3.3 "Benefit" shall mean the benefit to which a Participant or Beneficiary is entitled in accordance with
Article 6.

3.4 "Board of Directors" shall mean the Board of Directors of Elizabethtown Water Company.

3.5   "Change in Control" shall mean:
(a) a majority of the members of Company's Board of Directors lose their status;
(b) any person acquires more than 20% of Company's then outstanding shares, or acquires all or substantially all of Company's assets. "Person" shall mean any individual, firm, corporation, partnership, trust or other entity, and includes a "group" as that term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934; or
(c) a liquidation or dissolution of the Company.

3.6 "Code" shall mean the Internal Revenue Code of 1986 and any amendments thereto.

3.7 "Committee" shall mean the person or persons appointed by the Board of Directors to administer the Plan.

3.8   "Company" shall mean
          (a)    Elizabethtown Water Company which
shall adopt the Plan for its Employees with the approval of the Board of Directors, and any other affiliated company which adopts the Plan with the consent of the Board of Directors, and
(b) any successor to the business entity described in Subsection (a) as a result of a statutory merger, purchase of assets or any other form of reorganization of the business of the business entity described in Subsection (a).

3.9 "Compensation" shall mean Compensation as defined in the Employees' Retirement Plan of Elizabethtown Water
Company.

3.10 "Credited Service" shall mean the amount of credited service to which the Participant is credited under the terms and provisions of the Employees' Retirement Plan of Elizabethtown Water Company.
3.11 "Deferred Retirement Date" shall mean the first day of any month coincident with or next following the date the Participant has a Termination Date subsequent to his Normal Retirement Date.
3.12 "Early Retirement Date" shall mean the first day of any month coincident with or next following the date on which a Participant attains age 62, provided he has completed twenty-five (25) Years of Service as of such date.
3.13  "Effective Date" shall mean August 1, 1995.
3.14 "Employee" shall mean a person who is employed by the Company and falls under the usual common law rules applicable in determining the employer-employee relationship.
3.15 "Final Average Compensation" shall mean the average of the monthly Compensation earned by the Participant during the 36 months immediately preceding the date on which a Participant shall retire on his Normal, Early or Deferred Retirement Date.

3.16 "Key Employee" shall mean a corporate officer holding the position of Vice President or higher who is designated for eligibility in the Plan by the Committee in accordance with Section 4.2.

3.17  "Normal Retirement Age" shall mean the Participant's
65th birthday, provided he has completed twenty (20) Years of Service.

3.18 "Normal Retirement Date" shall mean the first day of the month coincident with or next following the date the Participant attains his Normal Retirement Age.

3.19 "Participant" shall mean any Key Employee who is participating in the Plan in accordance with the provisions set forth herein.

3.20 "Period of Severance" shall mean a period of time commencing at the Termination Date, the duration of which shall be determined in accordance with the terms and provisions of the Employees' Retirement Plan of Elizabethtown Water Company.

3.21  "Plan" shall mean the Elizabethtown Water Company
Supplemental Executive Retirement Plan as it may be amended from time to time.

3.22 "Plan Year" shall mean the period form August 1, 1995 through December 31, 1995, and each calendar year thereafter.

3.23  "Qualified Defined Benefit Plan" shall mean the
Elizabethtown Water Company Retirement Plan as it may be amended from time to time.

3.24 "Retirement" shall mean the termination of employment of a Participant on his Normal, Early or Deferred Retirement
Date. 3.25 "Spouse" means the husband or wife of the Participant.

3.26 "Termination Date" shall mean a termination of service with the Company.

3.27 "Year of Service" shall mean a year of service determined in accordance with the Employees' Retirement Plan of Elizabethtown Water Company.

Article 4

Operation and Administration of the Plan

4.1   Organization of the Committee

      (a) The Board of Directors shall appoint a Committee of three members to administer the Plan, who, upon acceptance of such appointment, shall serve at the pleasure of the Board of Directors. Any member may resign by delivering his written resignation to the Board of Directors and to the Committee. Vacancies in the Committee arising from resignation, death, or removal shall be filled by the Board of Directors.

      (b) The Committee shall act by a majority of its members unless unanimous consent is required by the Plan or by unanimous approval of its members if there are two or less members in office at the time. In the event of a Committee deadlock, the Committee shall determine the method for resolving such deadlock. No Committee member shall act upon any question pertaining solely to himself, and the other member or members shall make any determination required by the Plan in respect to such member.

      (c) The Committee may, by unanimous consent, delegate specific authority and responsibilities to one or more of its members. The member or members so designated shall use reasonable care and act in a fiduciary capacity.

4.2   Committee Discretion

      (a) The Board has designated those Employees who are to be Key Employees as of the Effective Date for purposes of
Article 5 by means of a list of such Employees which shall be attached hereto and made a part hereof as Schedule "A".

      (b) Thereafter, the Committee shall by written action, designate those Employees, if any, who are to be Key
Employees for purposes of Article 5.

      (c)   With respect to Subsections (a) and (b), the
Committee shall designate Key Employees from those Employees who are Company officers with a title of Vice President or higher.

4.3   Authority and Responsibility

      The Committee shall have full authority and responsibility to formally adopt the final version of the Plan and any amendments thereto which have been prepared in accordance with specifications previously approved by the Board of Directors and to interpret and construe the Plan and determine all questions of the status and rights of the Participants.
      Its interpretation, construction or determination, as the case may be, shall be final and conclusive on both the Company and the Participants and their respective successors, assigns, personal representatives and
Beneficiaries. Such authority and responsibility shall include, but shall not be limited to, the following:

      (a)   appointment of qualified accountants,
consultants, administrators, counsel, appraisers, or other persons it deems necessary or advisable, who shall serve the Committee as advisors only and shall not exercise any discretionary authority, responsibility or control with respect to the management or administration of the Plan;

      (b) determination of all Benefits, and resolution of all questions arising from the administration, interpretation and application of the Plan;

      (c)   adoption of forms and regulations for the
administration of the Plan;     (d)   remedy of all inequity
resulting from incorrect information received or communicated, or of administrative error;

      (e) settlement or compromise of any claims or debts arising from the operation of the Plan and the commencement of any legal actions or administrative proceeding.

4.4   Records and Reports

      The Committee shall keep a record of its proceedings and acts and shall keep books of account, records and other data necessary for the proper administration of the Plan.

4.5   Required Information

      The Company, Participants or Beneficiaries entitled to Benefits shall furnish forms and any information or evidence as reasonably requested by the Committee for the proper administration of the Plan. Failure on the part of any Participant or Beneficiary to comply with such request within a reasonable period of time shall be sufficient grounds for delay in the payment of Benefits until the information or evidence requested is received.

4.6   Payment of Expenses of Plan

      The expenses of the Committee in connection with the administration of the Plan shall be the responsibility of the Company.

4.7   Indemnification

      The Company shall indemnify and hold the members of the Committee harmless against liability incurred in the administration of the Plan, except for the gross negligence or willful misconduct of any member.Article 5

Eligibility for Participation

5.1 Each Key Employee on the Effective Date will be eligible to participate in the Plan as of such date.

5.2 Each other Key Employee will be eligible to participate in the Plan following the attainment of his status as a Key Employee in accordance with Section 4.2.

5.3 A Key Employee must submit the signed forms and other information to the Committee before the date they become a Participant of the Plan, in accordance with the requirements set forth in section 5.5 below.

5.4 The Committee shall, through the adoption of a set of rules and regulations, provide for methods used in advising a Key Employee of his eligibility in the Plan, and all forms necessary for the Key Employee to elect to participate.

5.5   As a condition to participation in this Plan, the Key
Employee will provide the Committee with the following:

       a. Information regarding any other retirement benefit which the Key Employee may be eligible for;

       b.   A Beneficiary Election form; and
       c. An election regarding the form of benefit which the Key Employee desires from the Plan.

Article 6

Retirement Benefits


6.1   Normal or Deferred Retirement

      (a) Subject to the restrictions and limitations of Subsection (b), the benefit of a Participant who retires on or after the attainment of age 65 and the completion of 20
Years of Service shall be a monthly lifetime income or a 15 year certain income equal to the difference between 60% of his Final Average Compensation and the amount set forth in subsection (i) below:

       (i) the Participant's monthly retirement benefit payable under the Employees' Retirement Plan of Elizabethtown Water Company and any benefits payable from employer-sponsored plans accrued during previous full-time employment under which the Participant shall receive retirement income, on a single life annuity basis. If the benefits accrued on behalf of a Participant under employer-sponsored plans of previous employers are in the form of a lump-sum, said benefits will be converted to a monthly amount, based on the actuarial assumptions and formula contained in the Employees' Retirement Plan of Elizabethtown Water Company. A benefit accrued on behalf of a Participant under another employer-sponsored plan will be reduced by the amount of any employee contributions and the earnings thereon.

      (b) If a Participant has accrued a benefit under a plan sponsored by a former employer, the Participant will cooperate with the Committee in furnishing any information which the Committee requires to determine the amount of the offset to the benefits to be provided under the terms of this Plan.

6.2   Early Retirement

      A Participant who wishes to retire on his Early
Retirement Date or on the first day of any month thereafter prior to his Normal Retirement Date shall be entitled to a monthly benefit commencing on such date determined in accordance with Section 6.1, calculated by replacing 55% for 60% as it appears.

Article 7
Death Benefits

7.1   Death Prior to Retirement

      In the event a Participant dies while in the active service of the Company, his Beneficiary shall be entitled to receive a Survivor's Benefit (as defined in Sections 7.2 and 7.3).

7.2   Survivor's Benefit- After Attaining Age 55

      If a Participant dies while actively employed by the Company after attaining age 55, his Beneficiary shall be eligible to receive a monthly benefit, for fifteen years, commencing on the first day of the month coincident with or next following the Participant's death.

      The amount of the benefit shall be equal to the benefit which would have been payable under this Plan had the Participant retired on the day preceding his date of death.

7.3   Survivor's Benefit- Prior to Attaining Age 55
If a Participant dies while actively employed by the Company prior to attaining age 55, his Beneficiary shall be eligible to receive a benefit.

      The amount of the benefit payable under the Plan shall be equal to twice the Participant's Compensation at the time of the Participant's death.

Article 8

Vesting

8.1   Upon Normal, Early or Deferred Retirement
      A Participant who retires on his Normal, Early or Deferred Retirement Date shall be entitled to receive his Benefit as of his Retirement Date. Such Benefit shall be paid in the form of distribution elected by the Participant in accordance with Section 10.2.

8.2   Upon Other Termination of Employment

      In the event that a Participant's employment is terminated prior to his Normal, Early or Deferred Retirement
Date or death, there shall be no Benefits payable under the Plan.

      A Participant shall not be considered as having ceased active employment with Company if he leaves Company's employ for a Change in Control, under the following circumstances:
      wherein, as a direct or indirect result of a Change in Control, and within five (5) years thereof, Participant's employment with Company is terminated by Company; the nature and scope of Participant's duties or activities with Company or its successor are reduced to a level significantly below that which Participant had enjoyed immediately prior to the Change in Control; Participant's base salary is reduced; or a Change in Control which is preceded by Company terminating Participant's employment with Company without cause during the six-month period prior to the occurrence of the Change in Control.

Article 9

Funding

9.1 All Benefits under the Plan are intended to be in the form of an unfunded obligation of the Company.

9.2 Nothing contained herein shall create an obligation on the part of the Company to set aside or earmark any monies or other assets specifically for payments under the Plan.
At no time shall a Participant or the Participant's Beneficiary have any right, title or interest in or to any specific fund or assets of the Company. As to any claim for Benefits under the Plan, the Participant or the Participant's Beneficiary shall be a creditor of the Company in the same manner as any other creditor having a general claim for unpaid compensation.
Article 10

Regulations Governing Distribution of Benefits

10.1  Benefit Commencement Date

       (a) Benefits payable under the Plan shall commence no later than 60 days following the Participant's Normal or Early Retirement Age.

       (b) Notwithstanding the foregoing, in the case of a Participant who continues his employment with the Company beyond his Normal Retirement Age, benefits payable under the Plan shall commence no later than 60 days after the end of the Plan Year in which the Participant terminates his employment.


10.2  Method of Distribution

       Distribution of Benefits shall be made as a single life annuity that ceases at the Participant's death or at the Participant's option for a period certain of fifteen
(15) years.

       In the event of election of a period certain of fifteen year, benefits would continue to the participant's designated beneficiary for the balance of the fifteen years in the event of death prior to receiving one hundred and eighty (180) monthly payments. At the end of fifteen year, payments would cease under this option.

10.3  Election of Form of Benefit Payment

       (a) A Participant shall elect the form in which his Benefits are to be payable. Such election must be made when the Participant makes his initial election to participate in the Plan in accordance with Article 5.

       (b) Notwithstanding the foregoing, the Participant may elect to change the form elected in accordance with Subsection (a), provided such new election is made at least one full calendar year prior to the Participant's
Retirement.

       (c) Any election made pursuant to this Article shall be made on forms and in the manner prescribed by the Committee and shall be irrevocable, except as provided in Subsection (b).

10.4  Claim Procedure For Benefits

       (a) Any request for specific information with respect to Benefits under the Plan must be made to the Committee in writing by a Participant or his Beneficiary if the Participant is deceased. Oral communications will not be recognized as a formal request or claim for Benefits.

       (b) The Committee shall provide adequate notice in writing to any Participant or Beneficiary whose claim for Benefits under the Plan has been denied, (i) setting forth the specific reasons for such denial; specific references to pertinent plan provisions; a description of any material and information which had been requested but not received by the Committee; and, (ii) advising such Participant or Beneficiary that any appeal of such adverse determination must be in writing to the Committee, within such period of time designated by the Committee but, until changed, not more than 60 days after receipt of such notification, and must include a full description of the pertinent issues and basis of such claim.

       (c) If the Participant or Beneficiary fails to appeal such action to the Committee in writing within the prescribed period of time, the Committee's adverse determination shall be final.
       (d) If an appeal is filed with the Committee, the Participant or Beneficiary shall submit such issues he feels are pertinent and the Committee shall reexamine all facts, make a final determination as to whether the denial of Benefits is justified under the circumstances, and advise the Participant or Beneficiary in writing of its decision and the specific reasons on which such decision was based, within 60 days of receipt of such written request, unless special circumstances require a reasonable extension of such 60-day period.

10.5  Substitute Payee

       If a Participant or Beneficiary entitled to receive any Benefits hereunder is in his minority, or is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting any distribution, the Committee may make distributions to a legally appointed guardian or to such other person or institution as, in the judgment of the Committee, is then maintaining or has custody of the Participant of Beneficiary.

10.6  Satisfaction of Liability

       After all Benefits have been distributed in full to a Participant or to his Beneficiary, all liability to such Participant or to his Beneficiary shall cease.

10.7  Nonassignability

       No Benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for all purposes of the Plan. No
Benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.Article 11

Amendment and Termination

11.1  Amendment and Termination

       (a) Solely for purposes of conforming the Plan to any amendment, modification or termination of the Employees' Retirement Plan of Elizabethtown Water Company, the Company shall retain the right to unilaterally amend, modify or terminate the Plan.

       (b) The Plan may not be amended, modified or terminated for a purpose not in accordance with Subsection
(a) except by an instrument in writing signed by a duly authorized officer of the Company and each Participant.

11.2  Participant's Rights

       Notwithstanding the foregoing Subsection 11.1(a), if the Company exercises any right described in such Section, any benefits accrued by the Participant under the Plan before the effective date of the applicable amendment, modification or termination may not be reduced by such amendment, modification or termination.

Article 12

General Provisions

12.1  Limitation of Rights

       Neither the establishment of the Plan nor any modification thereof, nor the creation of an account, nor the payment of any Benefits shall be construed as giving any Participant, Beneficiary, or any other person whomsoever, any legal or equitable right against the Company or the Committee unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Committee in accordance with the terms and provisions of the Plan; or as giving any Participant the right to be retained in the service of the Company, and all Participants and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

12.2  Construction of Agreement

       The Plan shall be construed according to the laws of the State of New Jersey, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of New Jersey except where preempted by Federal law.

12.3  Severability

       Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

12.4  Titles and Headings

       The titles and headings of the Articles in this instrument are for convenience of reference only and, in the event of any conflict, the text rather than such titles or headings shall control.

12.5  Binding Upon Successors

       The liabilities under the Plan shall be binding upon any successor or assign of the Company and any purchaser of the Company or substantially all of the assets of the Company.


IN WITNESS WHEREOF, we have executed this Plan the _____day of August, 1995.


                         SUPPLEMENTAL EXECUTIVE RETIREMENT
                                   PLAN COMMITTEE




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                        SCHEDULE "A"


                        Gail P. Brady

                        Walter M. Braswell

                        Andrew M. Chapman

                        Robert W. Kean, III

                        Edward D. Mullen

                        Henry S. Patterson, III

                        Joseph E. Stroin, Jr.

                        Norbert Wagner







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